                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                        DATE OF REPORT: NOVEMBER 14, 2000



                              CHECKFREE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           Delaware                      0-26802                58-2360335
-------------------------------   ---------------------  -----------------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NO.)       (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (678) 375-3000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


                                   ----------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF THE TRANSPOINT ENTITIES.

         The following is a list of the TransPoint audited financial statements filed with this report:

Independent Auditors' Report...........................................................F-1
Combined Consolidated Balance Sheets as of June 30, 2000 and July 2, 1999..............F-2
Combined Consolidated Statements of Operations for the Years Ended
  June 30, 2000, July 2, 1999, and to July 3, 1998.....................................F-3
Combined Consolidated Statements of Members' Capital Deficiency at June 27,
   1997, for the Years Ended July 3, 1998, July 2, 1999, and June 30, 2000.............F-4
Combined Consolidated Statements of Cash Flows for the Years Ended June 30,
   2000, July 2, 1999, and July 3, 1998................................................F-5
Notes to Consolidated Financial Statements ............................................F-6


         (c)      EXHIBITS.

                Exhibit No.                     Description

                     23                Consent of Deloitte & Touche LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CHECKFREE CORPORATION


Date:  November 14, 2000                      /s/ David E. Mangum
                                              -------------------------------
                                              David E. Mangum, Executive Vice
                                              President and Chief Financial
                                              Officer

INDEPENDENT AUDITORS' REPORT

MSFDC, L.L.C.
Redmond, Washington

We have audited the accompanying combined consolidated balance sheets of MSFDC, L.L.C. and related companies (the Company) as of June 30, 2000, and July 2, 1999, and the related combined consolidated statements of operations, members' capital deficiency, and cash flows for each of the three years in the period ended June 30, 2000. The combined financial statements include the consolidated accounts of MSFDC, L.L.C. and subsidiaries and MSFDC International L.P. These companies are under common ownership and common management. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2000, and July 2, 1999, and the related combined consolidated statements of operations, members' capital deficiency, and cash flows for each of the three years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
November 13, 2000

                     MSFDC, L.L.C. AND RELATED COMPANIES
                     COMBINED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                 June 30,         July 2,
ASSETS                                                             2000            1999
------                                                             ----            ----
CURRENT ASSETS:
      Cash and cash equivalents                               $ 21,669,568      $51,113,749
      Accounts receivable                                           13,402             --
      Prepaid royalties                                            500,000             --
                                                              ------------      -----------

                        Total current assets                    22,182,970       51,113,749

PROPERTY AND EQUIPMENT:
      Equipment                                                  4,814,120        3,924,418
      Capitalized software                                      10,901,340
      Accumulated depreciation                                  (6,066,911)      (2,213,876)
                                                              ------------      -----------

                        Total property and equipment             9,648,549        1,710,542
                                                              ------------      -----------

TOTAL                                                         $ 31,831,519      $52,824,291
                                                              ============      ===========

LIABILITIES AND MEMBERS' CAPITAL DEFICIENCY
-------------------------------------------

LIABILITIES:
      Accounts payable                                        $  8,145,378      $16,289,271
      Accrued liabilities                                        7,684,446          592,192
      Unearned revenue                                           4,500,000             --
                                                              ------------      -----------

                        Total liabilities                       20,329,824       16,881,463

MINORITY INTEREST                                               37,964,943       45,936,458

MEMBERS' CAPITAL DEFICIENCY:
      Membership interest - MS member                          (13,231,624)      (4,996,815)
      Membership interest - FDC member                         (13,231,624)      (4,996,815)
                                                              ------------      -----------

                        Total members' capital deficiency      (26,463,248)      (9,993,630)
                                                              ------------      -----------

TOTAL                                                         $ 31,831,519      $52,824,291
                                                              ============      ===========

            See notes to combined consolidated financial statements.

                     MSFDC, L.L.C. AND RELATED COMPANIES
                COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                          Year ended         Year ended        Year ended
                                                         June 30, 2000      July 2, 1999      July 3, 1998
                                                         -------------      ------------      ------------
REVENUES                                                  $     18,186      $       --        $       --

OPERATING EXPENSES:
      Product development                                   11,190,795        26,559,520        10,032,522
      Selling, general, and administrative                  43,160,451        18,637,762         5,839,118
                                                          ------------      ------------      ------------

                        Total operating expenses            54,351,246        45,197,282        15,871,640

INTEREST INCOME                                             (1,170,677)         (463,632)          (18,118)
                                                          ------------      ------------      ------------

                        Loss before minority interest      (53,162,383)      (44,733,650)      (15,853,522)

MINORITY INTEREST                                            7,971,515         2,063,542              --
                                                          ------------      ------------      ------------

NET LOSS                                                  $(45,190,868)     $(42,670,108)     $(15,853,522)
                                                          ============      ============      ============

            See notes to combined consolidated financial statements.

                     MSFDC, L.L.C. AND RELATED COMPANIES
       COMBINED CONSOLIDATED STATEMENTS OF MEMBERS' CAPITAL DEFICIENCY
--------------------------------------------------------------------------------

                                         MS member       FDC member           Total
                                         ---------       ----------           -----
BALANCE, June 27, 1997                 $       --        $       --        $       --

      Capital contributions               5,500,067         5,500,000        11,000,067

      Net loss                           (7,926,761)       (7,926,761)      (15,853,522)
                                       ------------      ------------      ------------

BALANCE, July 3, 1998                    (2,426,694)       (2,426,761)       (4,853,455)

      Capital contributions              18,764,933        18,765,000        37,529,933

      Net loss                          (21,335,054)      (21,335,054)      (42,670,108)
                                       ------------      ------------      ------------

BALANCE, July 2, 1999                    (4,996,815)       (4,996,815)       (9,993,630)

      Capital contributions              14,360,625        14,360,625        28,721,250

      Net loss                          (22,595,434)      (22,595,434)      (45,190,868)
                                       ------------      ------------      ------------

BALANCE, June 30, 2000                 $(13,231,624)     $(13,231,624)     $(26,463,248)
                                       ============      ============      ============

            See notes to combined consolidated financial statements.

                     MSFDC, L.L.C. AND RELATED COMPANIES
                COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                               Year ended        Year ended        Year ended
                                                              June 30, 2000     July 2, 1999      July 3, 1998
                                                              -------------     ------------      ------------
OPERATING ACTIVITIES:
      Net loss                                                $(45,190,868)     $(42,670,108)     $(15,853,522)
      Adjustments to reconcile net loss to net
                  cash used by operating activities:
            Depreciation and amortization                        3,853,035         1,870,467           343,409
            Minority interest share of loss                     (7,971,515)       (2,063,542)             --
            Cash provided (used) by changes in
                        operating assets and liabilities:
                  Accounts receivable                              (13,402)             --                --
                  Prepaid royalties                               (500,000)             --                --
                  Checks drawn in excess of
                        bank balance                                  --             (57,830)           57,830
                  Accounts payable and accrued
                        liabilities                             (1,051,639)       10,424,986         6,456,477
                  Unearned revenue                               4,500,000              --                --
                                                              ------------      ------------      ------------

      Net cash used by operating activities                    (46,374,389)      (32,496,027)       (8,995,806)

INVESTING ACTIVITIES:
      Acquisition of equipment                                    (889,702)       (1,920,157)       (2,004,261)
      Capitalized software                                     (10,901,340)             --                --
                                                              ------------      ------------      ------------

      Net cash used by investing activities                    (11,791,042)       (1,920,157)       (2,004,261)

FINANCING ACTIVITIES:
      Member capital contributions                              28,721,250        37,529,933        11,000,067
      Capital contribution from minority interest                     --          48,000,000              --
                                                              ------------      ------------      ------------

      Net cash provided by financing activities                 28,721,250        85,529,933        11,000,067
                                                              ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH
      AND CASH EQUIVALENTS                                     (29,444,181)       51,113,749              --

CASH AND CASH EQUIVALENTS:
      Beginning of period                                       51,113,749              --                --
                                                              ------------      ------------      ------------

      End of period                                           $ 21,669,568      $ 51,113,749      $       --
                                                              ============      ============      ============

            See notes to combined consolidated financial statements.

                     MSFDC, L.L.C. AND RELATED COMPANIES
             NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1:       ORGANIZATION AND DESCRIPTION OF BUSINESS

     DESCRIPTION OF BUSINESS: The purpose of the business is to provide electronic statement presentment and electronic remittance services to consumers and businesses using the Internet.

     ORGANIZATION: MSFDC, L.L.C. is a Delaware limited liability company and was formed pursuant to the Limited Liability Company Agreement of MSFDC, L.L.C. dated as of June 18, 1997 (inception) (the LLC Agreement). The members of MSFDC, L.L.C. are MS II, L.L.C., a Delaware limited liability company (the MS member), and First Data L.L.C., a Delaware limited liability company (the FDC member). The MS member is a wholly owned subsidiary of Microsoft Corporation (MS). The FDC member is a wholly owned subsidiary of First Data Corporation (FDC).

     In September 1998, MSFDC, L.L.C. entered into an arrangement whereby the electronic bill presentment and payment service business in the United States previously under development by MSFDC, L.L.C. was contributed to a newly formed entity, Newco L.L.C. (TransPoint). The members of TransPoint are MSFDC, L.L.C. and Citicorp Electronic Commerce Inc. (the Citicorp member). The Citicorp member of TransPoint is a wholly owned subsidiary of Citicorp. In connection with this new arrangement, two additional entities were formed: New MSFDC, L.L.C. (TransPoint Technologies and Services) and Jointco L.L.C. (TransPoint Accounting). The Citicorp member interest in TransPoint Technologies and Services and TransPoint is 25% and 5%, respectively, with MSFDC, L.L.C. holding the remaining interests. TransPoint Technologies and Services and TransPoint each hold 50% capital interests in TransPoint Accounting. These three new entities are collectively referred to as the TransPoint limited liability companies.

     The TransPoint limited liability companies collectively have rights to all future domestic revenues generated by the electronic bill presentment and payment service previously under development by MSFDC, L.L.C. The MS and FDC members have established a limited partnership, MSFDC International L.P., to account for international revenues and related costs.

     CONTRIBUTIONS: Upon formation of MSFDC, L.L.C. in 1997, the MS member contributed $50,000 in cash. First Data Resources, Inc. contributed $40,000 in cash, and Integrated Payment Systems, Inc. contributed $10,000 as initial capital contributions. Immediately following the initial capital contribution, Integrated Payment Systems, Inc. transferred its membership interest to First Data Resources, Inc. These interests were then transferred to First Data L.L.C.

     In connection with the formation of the new TransPoint limited liability companies, Citicorp contributed $48,000,000 in cash as its initial contribution and MSFDC, L.L.C. contributed $37,529,933. MSFDC, L.L.C. and the Citicorp member also made nonmonetary contributions to the TransPoint limited liability companies with a stated value of $446,250,000 and $30,750,000, respectively. The MSFDC, L.L.C. nonmonetary contribution was in the form of software development, goodwill, and tangible and intangible assets. The Citicorp member nonmonetary

                     MSFDC, L.L.C. AND RELATED COMPANIES
       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
--------------------------------------------------------------------------------

     contribution represented an option to obtain a license of software and intangible assets and no value has been ascribed to this contribution in the accompanying consolidated financial statements.

     LOSS AND CASH FLOW ALLOCATIONS: The allocation of profit and loss and cash flow of MSFDC, L.L.C. and the TransPoint limited liability companies is defined in the respective limited liability company agreements. These agreements generally result in a sharing of ongoing capital contribution requirements and profit and loss based on initial membership interests. Cash distributions are to be made annually in an amount equal to the assumed tax liability of the entities, or if greater, excess cash flow. For financial reporting purposes, losses from the TransPoint limited liability companies have been allocated to MSFDC, L.L.C. and the Citicorp member based on their respective capital account interests of 85% and 15%, respectively. Citicorp loss allocations commenced upon the date of their capital contribution in April 1999.

     ACQUISITION AGREEMENT: On February 15, 2000, the members agreed to sell the Company to CheckFree Corporation (CheckFree) in exchange for 17,000,000 shares of CheckFree common stock. On September 1, 2000, the acquisition of the Company by CheckFree was completed.

NOTE 2:       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING PRINCIPLES: The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

     CONSOLIDATION: The financial statements include all majority and wholly owned subsidiaries (collectively, the Company). The combined financial statements include the accounts of MSFDC International L.P. since MS and FDC members each own 50% of this entity. Intercompany balances and transactions have been eliminated in consolidation.

     FISCAL YEAR: The Company's fiscal year ends on the Friday closest to June
     30. References to a fiscal year, such as fiscal 2000, are to the twelve months ended June 30 of that year.

     MINORITY INTEREST: Citicorp's capital contributions and share of losses in the TransPoint limited liability companies has been recorded as a minority interest.

     USE OF ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS: The Company considers all liquid interest-earning investments with a maturity of three months or less at the date of purchase to be cash equivalents.

     PROPERTY AND EQUIPMENT: Property and equipment is carried at cost, less accumulated depreciation, and consists primarily of computers and related technical equipment. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the assets, which range from one year to three years. As required by Statement of Position (SOP) 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use, the Company began capitalizing certain computer software developed or obtained for internal use in fiscal year 2000. Capitalized computer software is depreciated using the straight-line method over the shorter of the estimated life of the software or three years.

     The adoption of SOP 98-1 resulted in the capitalization of approximately $10.9 million in costs. Capitalized costs included payroll and payroll-related costs for software developed by the Company and the costs of software purchased by third parties. Upon adoption the Company began amortizing its capitalized software costs using the straight-line method over 36 months, as the software is ready for its intended use.

     Subsequently, the Company licensed software to third-parties. As of June 30, 2000 the Company had received $4.5 million in proceeds from the licensing of software. Such amount has been classified as unearned revenue and will be applied against the capitalized software costs as the proceeds are earned.

     The carrying value of property and equipment is reviewed periodically for impairment. If the carrying amount of the asset is not recoverable, the asset is considered to be impaired and the value is adjusted to the estimated fair value.

                     MSFDC, L.L.C. AND RELATED COMPANIES
       NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
--------------------------------------------------------------------------------

     INCOME TAXES: As a limited liability company, the Company is treated as a partnership for federal and state income tax purposes, and its income or loss is taxable directly to its members. Accordingly, the accompanying financial statements do not include any income tax provisions.

     PRODUCT DEVELOPMENT: Product development costs that do not meet the criteria for capitalization under SOP 98-1 are expensed as incurred. Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Licensed or Otherwise Marketed, does not materially affect the Company.

     ADVERTISING: The Company expenses advertising costs in the period incurred. Advertising expense amounted to $4,247,000, $2,773,000 and $85,000 for the years ended June 30, 2000, July 2, 1999, July 3, 1998, respectively.

     COMMITMENTS: On September 24, 1999, the Company entered into a three year sales and marketing agreement with a third party whereby the Company guaranteed that the third party would realize minimum revenues of $12 million over the term of the agreement. In the event of a revenue shortfall, the Company is obligated to pay the difference to the third party. The Company terminated this agreement on September 1, 2000 and made a $14 million termination payment to the third party on that date.

NOTE 3:       RELATED PARTY TRANSACTIONS AND COMMITMENTS

     OPERATING EXPENSES: The MS member and the FDC member provide certain operational services, which are reimbursed by the Company. These expenses are classified as product development or selling, general and administrative expenses according to the nature of the services provided. Reimbursements paid to the MS member for the years ended June 30, 2000, July 2, 1999 and July 3, 1998 were $39,715,000, $19,110,000 and
     $15,880,000, respectively. Reimbursements paid to the FDC member for the years ended June 30, 2000, July 2, 1999 and July 3, 1998 were $3,794,000,
     $13,840,000 and $10,195,000, respectively.

     ACCOUNTS PAYABLE: Accounts payable includes $7,764,522 and $352,829 to the MS member and the FDC member, respectively, as of June 30, 2000, and $11,722,000 and $4,407,000 to the MS member and the FDC member, respectively, as of July 2, 1999.

                                  EXHIBIT INDEX

        Exhibit No.                       Description

             23                   Consent of Deloitte & Touche LLP.